Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in each Prospectus constituting part of each Post-Effective Amendment No. 1 on Form S-3 to Form S-16 Registration Statement (Registration Nos. 2-62247 and 2-65638) and in each Prospectus constituting part of each Form S-3 Registration Statement or
Post-Effective  Amendment  (Registration  Nos.  33-3027,   33-16674,   33-19035,
33-40196,  and  33-58741)  and  in  each  Form  S-8  Registration  Statement  or
Post-Effective Amendment (Registration Nos. 33-21506, 33-40199, 33-37548, 33-28064, 33-15639, 33-61986 and 33-51121) of Ball Corporation of our report
dated  October 27, 1995  relating to the   financial  statements of the Foster-
Forbes Glass Division, which appears in the Current Report on Form 8-K/A of Ball Corporation dated November 29, 1995.



PRICE WATERHOUSE LLP
Chicago, Illinois
November 27, 1995